                                                                  Exhibit 10.13

                               CREDIT AGREEMENT

                          dated as of April 20, 2001

                                by and between

                            EARTHWATCH INCORPORATED
                                  as Borrower

                                      and

                      BALL AEROSPACE & TECHNOLOGIES CORP.
                                   as Lender


                    $9,000,000 ADVANCING TERM LOAN FACILITY

                               TABLE OF CONTENTS

                                                                          Page

RECITALS                                                                    1


ARTICLE 1  Definitions                                                      2

Section 1.1    Definitions, etc                                             2
Section 1.2    Other Definitional Provisions                               10
Section 1.3    Accounting Terms and Determinations                         10


ARTICLE 2  Loans                                                           11

Section 2.1    Commitments                                                 11
Section 2.2    Intentionally Omitted                                       11
Section 2.3    Repayment of Term Loans                                     11
Section 2.4    Interest                                                    11
Section 2.5    Borrowing Procedure                                         12
Section 2.6    Optional Prepayments of Term Loans                          12
Section 2.7    Mandatory Prepayments                                       12
Section 2.8    Minimum Amounts                                             13
Section 2.9    Certain Notices                                             13
Section 2.10   Computations                                                13
Section 2.11   Termination or Reduction of Term Loans Commitment           13


ARTICLE 3  Payments                                                        14

Section 3.1    Method of Payment                                           14
Section 3.2    Taxes                                                       14
Section 3.3    Reinstatement of Obligations                                15
Section 3.4    No Force Majeure, Disputes                                  15


ARTICLE 4  Yield Protection and Illegality                                 15

Section 4.1    [Intentionally Omitted]                                     15
Section 4.2    Capital Adequacy                                            15


ARTICLE 5  Security                                                        16

Section 5.1    Collateral                                                  16
Section 5.2    [Intentionally Omitted]                                     16


ARTICLE 6  Conditions Precedent                                            16

Section 6.1    Initial Extension of Credit                                 16
Section 6.2    All Extensions of Credit                                    17
Section 6.3    Closing Certificates                                        18


ARTICLE 7  Representations and Warranties                                  18

Section 7.1    Incorporation and Authority of the Borrower                 18
Section 7.2    Capital Stock                                               19
Section 7.3    Subsidiaries                                                19

Section 7.4    Stockholder Approvals Required                              20
Section 7.5    No Conflict                                                 20
Section 7.6    Consents and Approvals                                      20
Section 7.7    Financial Statements                                        20
Section 7.8    Absence of Undisclosed Liabilities and Liens                20
Section 7.9    Absence of Certain Changes or Events                        21
Section 7.10   Absence of Litigation                                       21
Section 7.11   Compliance with Laws                                        21
Section 7.12   Licenses and Permits                                        21
Section 7.13   Sufficiency and Condition of Assets                         21
Section 7.14   Real Property                                               21
Section 7.15   Employee and Benefit and Labor Matters                      22
Section 7.16   Labor Matters                                               23
Section 7.17   Taxes                                                       24
Section 7.18   Environmental, Health and Safety                            24
Section 7.19   Intellectual Property                                       25
Section 7.20   Material Contracts                                          27
Section 7.21   No Solicitation; Exemption from Registration                27
Section 7.22   Insurance                                                   28
Section 7.23   Brokers                                                     28
Section 7.24   Indenture                                                   28
Section 7.25   Transactions with Affiliates                                28
Section 7.26   Debt                                                        28
Section 7.27   Margin Securities                                           28
Section 7.28   Disclosure                                                  28
Section 7,29   Investment Company Act                                      28
Section 7.30   Public Utility Holding Company Act                          29
Section 7.31   Security Interest Issues                                    29


ARTICLE 8  Affirmative Covenants                                           29

Section 8.1    Reporting Requirements                                      29
Section 8.2    Maintenance of Existence; Conduct of Business               30
Section 8.3    Maintenance of Properties and Permits                       30
Section 8.4    Taxes and Claims                                            31
Section 8.5    Insurance                                                   31
Section 8.6    Inspection Rights                                           31
Section 8.7    Keeping Books and Records                                   31
Section 8.8    Compliance with Laws                                        31
Section 8.9    Compliance with Agreements                                  31
Section 8.10   Further Assurances                                          31
Section 8.11   ERISA                                                       31
Section 8.12   Charter Amendments                                          32
Section 8.13   Issuance of New Series C Preferred Stock                    32
Section 8.14   Satellite Insurance                                         32


ARTICLE 9  Negative Covenants                                              33

Section 9.1    Limitation on Liens                                         33
Section 9.2    Mergers, Etc.                                               33
Section 9.3    Intercompany Transactions                                   33
Section 9.4    Security Interest Issues                                    33
Section 9.5    Transactions with Affiliates                                33
Section 9.6    Limitation on Collateral Asset Dispositions                 33
Section 9.7    Dividends and Distributions                                 34

ARTICLE 10  Default                                                        34

Section 10.1   Events of Default                                           34
Section 10.2   Remedies                                                    35
Section 10.3   Performance by the Lender, etc.                             36


ARTICLE 11  Miscellaneous                                                  36

Section 11.1   Expenses                                                    36
Section 11.2   Indemnification                                             36
Section 11.3   Limitation of Liability                                     37
Section 11.4   No Duty                                                     37
Section 11.5   No Fiduciary Relationship                                   37
Section 11.6   Equitable Relief                                            37
Section 11.7   No Waiver; Cumulative Remedies                              37
Section 11.8   Successors and Assigns                                      38
Section 11.9   Survival                                                    39
Section 11.10  Entire Agreement                                            39
Section 11.11  Amendments                                                  40
Section 11.12  Maximum Interest Rate                                       40
Section 11.13  Notices                                                     40
Section 11.14  Governing Law; Submission To Jurisdiction;
               Service Of Process                                          41
Section 11.15  Counterparts                                                41
Section 11.16  Severability                                                41
Section 11.17  Headings                                                    41
Section 11.18  Construction                                                41
Section 11.19  Independence of Covenants                                   41
Section 11.20  [Intentionally Omitted]                                     41
Section 11.21  WAIVER OF JURY TRIAL                                        41
Section 11.22  Approvals and Consent                                       41
Section 11.23  Agent for Services of Process                               42

                               INDEX TO EXHIBITS
                               -----------------

Exhibit    Description of Exhibit                  Section
-------    ----------------------                  -------

G.         Charter Amendments



                              INDEX TO SCHEDULES
                              ------------------

Schedule
--------

Disclosure Schedule:                      Description of Schedule
-------------------                       -----------------------

3.2
3.3
3.4
3.5
3.6
3.8
3.9
3.10
3.11
3.12
3.13
3.14
3.17
3.18
3.19
3.22
3.25
3.31

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Agreement"), dated as of April 20, 2001, is by and between EARTHWATCH INCORPORATED (the "Borrower"), a Delaware corporation,
                                          --------
and BALL AEROSPACE & TECHNOLOGIES CORP., a Delaware corporation (the "Lender" or
                                                                      ------
"Vendor").


     RECITALS:
     --------

     A. On November 21, 2000, the Borrower announced the failure of its QuickBird 1 remote sensing satellite ("QuickBird 1") to reach the proper orbit.
                                       -----------

     B. As required under the terms of the Indenture, dated as of July 12, 1999 (the "13% Notes Indenture"), between the Borrower and The Bank of New York
           -------------------
(the "Trustee"), for the Borrower's 13% Senior Discount Notes due 2007 (the "13%
      -------                                                                ---
Notes") and the Amended and Restated Indenture, dated as of April 8, 1999 as
-----
supplemented by the Supplemental Indenture, dated as of July 7, 1999 (the "12
                                                                           --
1/2% Notes Indenture"), between the Borrower and The Bank of New York, for the
--------------------
Borrower's 12 1/2% Senior Notes due 2005 (the "12 1/2% Notes"), the Borrower,
                                               -------------
pursuant to an Offer to Purchase for Cash dated February 28, 2001 (the "Tender
                                                                        ------
Offer") has purchased a portion of the outstanding 13% Notes and all outstanding
-----
12 1/2% Notes at their accreted value on the date of repurchase with the approximately $265 million of proceeds from the insurance relating to the QuickBird 1 launch. All 13% Notes and 12 1/2% Notes validly tendered were repurchased on April 3, 2001.

     C. Each of the Borrower and the Lender are party to Contract SE.1M.PRJ.0004.A effective as of June 9, 1998 (as amended, the "Project
                                                                -------
Contract"), pursuant to which the Lender, in its capacity as the vendor under the Project Contract (together with its affiliates or assigns, the "Vendor")
                                                                    ------
agrees to construct and deliver to the Borrower the QuickBird 2 remote sensing satellite ("QuickBird 2" or "Satellite").
            -----------      ---------

     D. In order to finance the future operations of the Borrower, including the construction, launch and operation of QuickBird 2, the Borrower has induced certain holders of the 13% Notes (the "Noteholders") to refrain from tendering their 13% Notes in the Tender Offer and has requested that the Lender provide the Borrower with $9 million of financing for the construction and delivery of QuickBird 2 in accordance with the terms set forth in the Amendment 40 to the Project Contract and this Agreement.

     E. The Borrower has agreed to obtain launch and on-orbit operations insurance in respect of QuickBird 2 ("QuickBird 2 Launch Insurance") in accordance with the terms of the First Supplemental Indenture to the Indenture, dated as of April 16, 2001, between the Borrower and the Trustee (the "First
                                                                       -----
Supplemental Indenture").
----------------------

     F. The Borrower shall issue 903,608 shares of Series C Preferred Stock to Ball Technologies Holdings Corp. ("BTHC"), the owner of Lender in accordance
                                   ----
with Amendment 40 to the Project Contract, this Agreement and a Series C Preferred Stock Registration Rights Agreement, dated as of April 3, 2001, among the Borrower, BHTC and the Noteholders (the "Series C Registration Rights
                                             ----------------------------
Agreement").
---------

     G. The Borrower shall purchase or cause to be purchased (by paying the initial deposit therefor), (i) as of the date identified in the Recapitalization Transactions (as defined below), QuickBird 2 Launch Insurance in an amount no less than $155 million, it being understood that the remaining insurance premiums are to be paid in accordance with the payment schedule under the terms of the QuickBird 2 Launch Insurance, and (ii) 30 days prior to Preliminary Tender Date QuickBird 2 Prelaunch Insurance for the full repair or replacement value of the QuickBird 2 satellite and all other deliverable Property in accordance with the payment schedule under the terms of the QuickBird 2 Prelaunch Insurance.

     H. The Borrower shall Pledge the QuickBird 2 Launch Insurance in favor of Trustee, as collateral agent for (i) the Noteholders and for the Lender, pursuant to a Senior Collateral Pledge and Security Agreement as defined in the Recapitalization Agreement (the "Senior P&SA"), and (ii) the holders of the Series A Preferred Stock and the Series B Preferred Stock, pursuant to a Junior Collateral Pledge and Security Agreement (the "Junior P&SA") as defined in the Recapitalization Agreement and Consent.

     I. Pursuant to the provisions of the Loan Documents, the Indenture, the Intercreditor Agreement and related documents, the Borrower is permitted to grant, and shall grant, a first priority purchase money security interest in the QuickBird 2 Satellite, the QuickBird 2 Prelaunch Insurance, and the proceeds of the QuickBird 2 Satellite as defined by NY UCC (S)9-306(1). Except as otherwise provided in this Agreement, proceeds of QuickBird 2 shall not include proceeds from the QuickBird 2 Launch Insurance policy.


                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE 1

     Definitions
     -----------

     Section 1.1  Definitions, etc.  As used in this Agreement, the following
                  ----------------
terms shall have the following meanings:

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement and any and all amendments, modifications,
      ---------
supplements, renewals, extensions or restatements hereof.

     "Assignee" means as specified in Section 11.8(b).
      --------                        ---------------

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by the Lender and its Assignee pursuant to Section 11.8(e).
                                           ---------------

     "Bankruptcy Code" means as specified in Section 10.1(e).
      ---------------                        ---------------

     "Board of Directors" means the board of directors of the Borrower.
      ------------------

     "Board Resolution" means a copy of a resolution certified by the Secretary
      ----------------
or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Borrower" means Earth Watch Incorporated as specified in the initial
      --------
paragraph of this Agreement.

     "BTHC" means Ball Technologies Holdings Corp., the owner of Lender as
      ----
specified in F. above.

     "Business" means the business of commercial remote sensing as conducted and
      --------
as currently intended to be conducted by the Borrower and its Subsidiaries.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks are authorized or required by law to close in Denver, Colorado.

     "Capital Lease" means as to any Person, any lease of any Property of which
      -------------
the discounted present value of rental obligations thereunder are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Lease Obligations" means, as to any Person, obligations under a
      -------------------------
Capital Lease, which obligations are required to be classified as a capital lease obligations on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" of any Person means corporate stock and any and all shares,
      -------------
partnership interests (whether general, limited, special or other), limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by such Person.

     "Change of Control" means any transaction or series of transactions
      -----------------
referred to as a Change of Control under the Notes Indenture, as amended.

     "Charter Amendment" means a certificate of amendment to the Amended and Restated Certificate of Incorporation of EarthWatch Incorporated, substantially in the form attached as Exhibit G to and effected in accordance with the Recapitalization Agreement.

     "Closing Date" means the date of the initial advance under this Agreement.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended through the date
      ----
hereof.

     "Collateral" means (a) the Satellite, all other property delivered by the Vendor to the Borrower under the Project Contract and proceeds of the foregoing other than proceeds from the QuickBird 2 Launch Insurance, upon which a Lien is created or purported to be created in favor of the Lender by any Loan Document as security for the Obligations or any portion thereof and (ii) the "Collateral" as defined in the Senior P&SA, to the extent of the Lender's interest therein as provided in the Senior P&SA.

     "Collateral Asset Disposition" means the disposition of any or all of the
      ----------------------------
Collateral, whether by sale, lease, transfer, conveyance, assignment, condemnation or otherwise, but excluding any involuntary disposition resulting from casualty damage to Property.

     "Common Stock" means the Common Stock, par value $.001 per share, of the
      ------------
Borrower.

     "Communications Act" means the Communications Act of 1934, as amended.
      ------------------

     "Controlled Group Liability" means any and all liabilities (i) under Title
      --------------------------
IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.

     "Contract Rate" means as specified in Section 11.12(a).
      -------------                        ----------------

     "Copyrights" has the meaning set forth in Section 7.19.
      ----------                               ------------

     "Debt" means (a) indebtedness for borrowed money, (b) obligations evidenced
      ----
by bonds, notes, debentures or other similar instruments or by letters of credit, including without limitation purchase money obligations or other obligations relating to the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business consistent with past practice), (c) obligations as lessee under leases which have been or should have been, in accordance with GAAP, recorded as Capital Leases, (d) obligations under direct or indirect guaranties in respect of indebtedness or obligations of others of the kind referred to in clauses (a) through (c) above,

(e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on any of the foregoing.

     "Default" means an Event of Default or the occurrence of an event or
      -------
condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of or interest on any
      ------------
Term Loan at all times during which any Default has occurred and is continuing or in respect of or any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Default or during the period commencing on such due date of such other amount until such other amount is paid in full, respectively, equal to the lesser of (a) fifteen percent (15%) per annum or (b) the Maximum Rate.

     "DGCL" means the Delaware General Corporation Law.
      ----

     "Disclosure Schedule" means the Disclosure Schedule to the Recapitalization
      -------------------
Agreement.

     "Dollars" and "$" mean lawful money of the U.S.
      -------       -

     "Employee Benefit Plan" means any employee benefit plan, program, policy,
      ---------------------
practices, or other arrangement providing benefits to any current or former employee, officer or director of the Borrower or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Borrower or any of its Subsidiaries or to which the Borrower, or any of its Subsidiaries is a party, contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, restricted stock, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

     "Eligible Assignee" means (a) any Affiliate of the Lender, (b) any
      -----------------
commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) approved by the Lender or
(c) any other entity approved by the Lender which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business; provided, however, that Eligible Assignee shall not include any
          --------  -------
Affiliate of the Borrower.

     "Environmental Law" means any federal, state, provincial, local or foreign
      -----------------
law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986,
            ------
99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42
U. S. C. 6901 et seq., the Occupational Safety and Health Act, 29 U S.C. 651 et
              ------                                                         --
seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act, 33 U.S.C.
---                                     ------
1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
     ------
C. 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7
         ------
U.S.C. 136 et seq., and the Toxic Substances Control Act, 15 U.S.C. 2601 et
           ------                                                        --
seq., and any state or local counterparts.

     "Environmental Liabilities" means, as to any Person, all liabilities,
      -------------------------
obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "Environmental Permits" has the meaning set forth in Section 7.18.
      ---------------------                               ------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended and any regulations promulgated or proposed thereunder.

     "ERISA Affiliate" means, with respect to any entity, trade or business, any
      ---------------
other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     "Event of Default" has the meaning specified in Section 10.1.
      ----------------                               ------------

     "Excess QuickBird 2 Prelaunch Insurance Proceeds" means any and all
      -----------------------------------------------
proceeds of any QuickBird 2 Prelaunch Insurance Recovery which the Borrower has neither (i) elected to apply to the repair, restoration or replacement (with other equipment) of the Satellite affected or to the purchase of other, similar Property from the Vendor for use in lieu thereof in its business within 90 days of the event giving rise to such insurance recovery nor (ii) actually applied to such repair, restoration or purchase within 180 days after the date of such insurance recovery.

     "First Supplemental Indenture" has the meaning set forth in the Recitals.
      ----------------------------

     "GAAP" means generally accepted accounting principles in the United States
      ----
applied on a consistent basis (subject to changes in accounting policies permitted by such generally accepted accounting principles which have been described in the most recent Report 10-K filed by Borrower with the SEC).

     "Governmental Authority" means any nation or government, any state,
      ----------------------
provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Order" means any order, writ, judgment, injunction, decree,
      ------------------
stipulation, determination or award entered by or with any Governmental
Authority.

     "Governmental Requirement" means any law, statute, code, ordinance, order,
      ------------------------
rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

     "Hazardous Material" means any substance, product, liquid, waste,
      ------------------
pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, ray, odor, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

     "Indenture" means the 13% Notes Indenture dated as of July 13, 1999 as
      ---------
amended by the First Supplemental Indenture dated as of April 16, 2001;

provided, however, that such term shall mean and refer to such Indenture as
--------  -------
[contemplated to be] amended by the parties thereto as of April 25, 2001, without giving effect to any subsequent amendment, modification or supplement thereof or thereto except as may be expressly approved by the Lender in writing.

     "Intellectual Property Assets" has the meaning set forth in Section 7.19.
      ----------------------------                               ------------

     "Intercreditor Acknowledgement" means that certain Intercreditor
      -----------------------------
Acknowledgement, dated as of April 2, 2001, among the Lender and the 13% Notes Trustee.

     "Interest Rate" means the rate of interest per annum equal to eleven
      -------------
percent (11.0%), except as otherwise provided in Section 2.7(d).

     "Leased Real Property" means the real property leased by the Borrower or
      --------------------
any of its Subsidiaries, as tenant, together with, to the extent leased by the Borrower or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Borrower or any of its Subsidiaries attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Lender" means Ball Aerospace & Technologies Corp. as specified in the
      ------
initial paragraph of this Agreement.

     "Lien" means, with respect to any Property or assets, any mortgage or deed
      ----
of trust, pledge, hypothecation, assignment, receivables sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other loan document or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Loan Documents" means this Agreement, Amendment 40 to Contract SE
      --------------
1M.PRJ.0004.A for the QuickBird Spacecraft, the Senior P&SA, the Junior P&SA, and all other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing.

     "Loans" means any of the Term Loans authorized to be issued pursuant hereto
      -----
and "Loan" means any of such loans.
     ----

     "Loan Repayment Commencement Date" means the last day of the seven-month
      --------------------------------
period following the launch of the satellite, or the next Business Day thereafter.

     "Marks" has the meaning set forth in Section 7.19.
      -----                               ------------

     "Material Adverse Effect" means any material adverse effect on (a) the
      -----------------------
financial condition, results of operations, businesses, operations or Properties of the Borrower and its Subsidiaries, taken as a whole, or of the Borrower on an individual basis, (b) the ability of the Borrower to pay the Obligations when due, (c) the validity or enforceability of any of the Loan Documents, (d) the perfection or priority of any Lien granted for the benefit of the Lender under any of the Loan Documents or (e) the Collateral.

     "Material Contracts" has the meaning set forth in Section 7.20.
      ------------------                               ------------

     "Maturity Date" means the earlier of (a) the date upon which the
      -------------
Obligations hereunder and under the Loan Documents are paid in full or (b) the date that is the last day of the twelve-month period following the Loan Repayment Commencement Date or the next Business Day thereafter.

     "Maximum Rate" means the maximum non-usurious interest rate or an amount
      ------------
computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to the Lender pursuant to this Agreement or any other Loan Document, under laws applicable to the Lender or the Borrower which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

     "Net Proceeds" means, with respect to any Collateral Asset Disposition, (a)
      ------------
the gross amount of cash received by the Borrower or any of its Subsidiaries from such Collateral Asset Disposition, minus (b) the amount, if any, of all
                                        -----
taxes paid or payable by the Borrower or any of its Subsidiaries directly resulting from such Collateral Asset Disposition (including the amount, if any, estimated by the Borrower in good faith at the time of such Collateral Asset Disposition for taxes payable by the Borrower or any of its Subsidiaries on or measured by net income or gain resulting from such Collateral Asset Disposition), minus (c) the reasonable out-of-pocket costs and expenses incurred
              -----
by the Borrower or such Subsidiary in connection with such Collateral Asset Disposition (including all legal, title and recording tax expenses, all commissions and reasonable brokerage fees paid to a Person other than an Affiliate of the Borrower). "Net Proceeds" with respect to any Collateral Asset
                              ------------
Disposition shall also include proceeds (after deducting any amounts specified in clauses (b) and (c) of the preceding sentence) of an agreed or compromised
   -----------     ---
loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain.

     "Obligations" means any and all indebtedness, liabilities and obligations
      -----------
of the Borrower to the Lender, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrower to repay the Term Loans, to pay interest on the Term Loans (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and
(ii) the indebtedness constituting the Term Loans and such interest, fees, indemnities, costs and expenses.

     "Owned Real Property" means the real property owned by the Borrower or any
      -------------------
of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Borrower or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Patents" has the meaning set forth in Section 7.19.
      -------                               ------------

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to all or any of its functions under ERISA.

     "Permit" means any permit, certificate, approval, order, license, right-of-
      ------
way (whether an easement, contract or other agreement in any form) or other authorization.

     "Permitted Liens" means "Permitted Liens" as defined in the Indenture.
      ---------------

     "Person" means any individual, corporation, trust, association, company,
      ------
partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA
      ----
established or maintained or contributed to by any party hereto or any ERISA Affiliate, including any Pension Plan.

     "Preferred Stock" means the Series A Preferred Stock, the Series B
      ---------------
Preferred Stock and the Series C Preferred Stock.

     "Preliminary Tender Date" means the date the QuickBird 2 Satellite is
      -----------------------
tendered for acceptance by Vendor to Borrower under the Project Contract.

     "Principal Office" means the office of the Lender in Broomfield, Colorado,
      ----------------
presently located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2519.

     "Prohibited Transaction" means any transaction set forth in Section 406 of
      ----------------------
ERISA or Section 4975 of the Code.

     "Project Contract" means as specified in the recitals hereto.
      ----------------

     "Property" means property of all kinds, real, personal or mixed, tangible
      --------
or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "QuickBird 2 Launch Insurance" means launch and on-orbit operations
      ----------------------------
insurance in respect of QuickBird 2 having the terms and provisions described in
Section 4.10(b) of the Indenture (including, without limitation, terms naming the 13% Notes Trustee, as collateral trustee under the Senior P&SA on behalf of the holders of the 13% Notes and Lender, as sole loss payee thereon) in an amount not less than $155,000,000, and being in form and substance reasonably acceptable to the 13% Notes Trustee, as collateral trustee. The terms of the QuickBird 2 Launch Insurance shall be substantially the same as the terms of the First QuickBird Launch Insurance (as defined in the 13% Notes Indenture), except
(i) for such differences as may be required due to the differences in construction, launch or in-orbit operation between QuickBird 1 and QuickBird 2,
(ii) that the QuickBird 2 Launch Insurance shall only be required to cover at least one year of operations after launch of QuickBird 2, (iii) as is acceptable to the Lender and the holders of a majority of the 13% Notes in their absolute discretion and (iv) for such differences that do not adversely affect the Lender and the holders of 13% Notes

     "QuickBird 2 Prelaunch Insurance" means transit and prelaunch insurance in
      -------------------------------
a form acceptable to the Lender covering full repair or replacement costs for QuickBird 2 from the Preliminary Tender Date identified in the Project Contract until lift off, with Lender being named as an additional insured and first priority loss payee as its interests may appear up to an amount not less than the Obligations owed by the Borrower to the Lender.

     "QuickBird 2 Prelaunch Insurance Recovery" means, with respect to the
      ----------------------------------------
Satellite and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by the Borrower, or the payment by an insurance company to the Lender, of proceeds of any such Property or casualty insurance.

     "Recapitalization Agreement" means the Recapitalization Agreement and
      --------------------------
Consent dated as of April 2, 2001 among the Borrower and the Noteholders.

     "Recapitalization Transactions" means "Transactions" as defined in the
      -----------------------------
Recapitalization Agreement.

     "Register" means as specified in Section 11.8(d).
      --------                        ---------------

     "Related Transactions" means, collectively, (a) the purchase of the
      --------------------
Satellite and related engineering and construction services from the Vendor pursuant to the Project Contract, and (b) the payment of all fees, costs and expenses associated with the foregoing.

     "Release" means, as to any Person, any release, spill, emission, leaking,
      -------
pumping, injection, deposit, discharge, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

     "Remedial Action" means all actions required to (a) cleanup, remove,
      ---------------
respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

     "Responsible Officer" means, as to the Borrower, the chief executive
      -------------------
officer, the president, any vice president, the chief financial officer, the chief operating officer or the treasurer of such Person.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series A Preferred Stock" means the 7% Cumulative Convertible Redeemable
      ------------------------
Preferred Stock due 2009, Series A, par value $.001 per share, of the Borrower.

     "Series B Preferred Stock" means the 7% Cumulative Convertible Redeemable
      ------------------------
Preferred Stock due 2009, Series B, par value $.001 per share, of the Borrower.

     "Series C Preferred Stock" means the 8.5% Cumulative Convertible Redeemable
      ------------------------
Preferred Stock due 2009, Series C, par value $.001 per share, of the Borrower.

     "Subordinated Debt" means Debt of the Borrower as to which the payment of
      -----------------
principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Obligations to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any Default in the payment of principal (or premium, if any) or interest on the Obligations exists; and (b) such Debt may not (i) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Borrower (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the final stated maturity of the Term Loans or (ii) permit redemption or other retirement (including pursuant to an offer to purchase made by the Borrower or any Restricted Subsidiary) of such other Debt at the option of the holder thereof prior to the final stated maturity of the Term Loans, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Borrower or any Restricted Subsidiary) which is conditioned upon a change of control of the Borrower pursuant to provisions set forth in the instruments evidencing such Debt.

     "Subordinated Debt Documents" means any and all agreements, documents and
      ---------------------------
instruments now or hereafter evidencing or governing any Subordinated Debt.

     "Subsidiary" of any Person means (a) a corporation more than 50% of the
      ----------
combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Tangible Property" has the meaning set forth in Section 7.14.
      -----------------                               ------------

     "Tax" or "Taxes" means any and all taxes, fees, assessments, levies,
      ---      -----
duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental taxing authority including without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

     "Tax Return" means any return, declaration, report, claim for refund,
      ----------
information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by the Borrower or any of its Subsidiaries to third parties) relating to Taxes, including any document required to be retained or provided to any governmental authority relating to the Borrower or any of its Subsidiaries or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

     "Taxing Authority" means any Governmental Authority having jurisdiction
      ----------------
over the assessment, determination, collection or other imposition of any Tax.

     "Term Loans" means as such term is defined in Section 2.1(a).
      ----------                                   --------------

     "Term Loans Commitment" means the obligation of the Lender to make or
      ---------------------
continue Term Loans hereunder in an aggregate principal amount up to but not exceeding the aggregate principal amount of $9,000,000.

     "Trade Secrets" has the meaning set forth in Section 7.19.
      -------------                               ------------

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of Colorado or any other jurisdiction including New York, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Loan Documents.

     "U.S." means the United States of America.
      ----

     "U.S. Person" means a citizen or resident of the U.S., a corporation,
      -----------
partnership or other entity created or organized in or under any laws of the U.S. or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

     "U.S. Taxes" means any present or future tax, assessment or other charge or
      ----------
levy imposed by or on behalf of the U.S. or any taxing authority thereof.

     "Vendor" means Ball Aerospace & Technologies Corp. as specified in the
      ------
recitals hereto.

     "Voting Stock" of any Person means Capital Stock of such Person which
      ------------
ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     "2000 Balance Sheet" means the audited consolidated balance sheet of the
      ------------------
Borrower and its Subsidiaries, including the related schedules and notes thereto, as of December 31, 2000.

     "2000 Balance Sheet Date" means December 31, 2000.
      -----------------------

     Section 1.2  Other Definitional Provisions.  Other defined terms used in
                  -----------------------------
this Agreement will defined in the relevant sections of this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3  Accounting Terms and Determinations.

     (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.7. All
                                                               -----------
financial information delivered to the Lender pursuant to Section 8.1 shall be
                                                          -----------
prepared in accordance with GAAP (subject to year end adjustments, if applicable) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in
Section 7.7 or in accordance with Section 8.7.
-----------                       -----------

     (b) Unless otherwise expressly provided herein to the contrary, all references herein to the Closing Date shall be deemed to mean and refer to the Closing Date after giving effect to all Related Transactions that occur on or before such date.


                                   ARTICLE 2

                                     Loans
                                     -----

     Section 2.1  Commitments.
                  -----------

     (a)  Term Loans.  Subject to the terms and conditions of this Agreement
          ----------
(including, without limitation, Section 2.11(a)), the Lender agrees to make one
                                ---------------
or more Loans to the Borrower from time to time from and including the Closing Date up to and including the Preliminary Tender Date in an aggregate principal amount up to but not exceeding the amount of the Term Loans Commitment. (Such Loans referred to in this Section 2.1(a) now or hereafter made by the Lender to
                          --------------
the Borrower which are outstanding at any given time, are herein collectively referred to as the "Term Loans".) The Borrower may not re-borrow any principal
                    ----------
amounts under the Term Loans that have been repaid.

     (b)  Limitation Regarding the Amount of each Borrowing.  Notwithstanding
          -------------------------------------------------
anything to the contrary contained in this Agreement, in no event shall the aggregate amount of the Term Loans advanced to or for the account of the Borrower on any date exceed the aggregate amount due and payable by the Borrower to the Vendor on such date in accordance with the payment schedule set forth in the Project Contract, which aggregate amount due and payable shall be exclusive of sales taxes and other taxes and freight charges and other delivery charges.

     (c)  Limitation Regarding Number of Borrowings.  Notwithstanding anything
          -----------------------------------------
to the contrary contained in this Agreement, the Lender shall not be obligated to make Loans except on the dates specified in the payment schedule set forth in the Project Contract on or before the Preliminary Tender Date.

     Section 2.2  Intentionally Omitted.
                  ---------------------

     Section 2.3  Repayment of Principal on Term Loans.  In addition to the
                  ------------------------------------
payment of accrued interest as set forth in Section 2.4 below, the Borrower shall pay to the Lender the principal of each of the Term Loans outstanding as of the launch date of the Satellite (and the principal of each of the Term Loans outstanding as of such date shall be due and payable) in 11 equal monthly installments, commencing one month after the Loan Repayment Commencement Date, and on each monthly anniversary thereafter (each, a "Payment Date") through and
                                                     ------------
including the Maturity Date, each of which installments shall be in an amount equal to 1/11th of the principal amount of the Term Loans outstanding as of the Loan Repayment Commencement Date. Notwithstanding anything herein to the contrary, all outstanding principal of and interest on the Term Loans shall be due and payable on the Maturity Date.

     Section 2.4  Payment of Interest on Term Loans.
                             ----------------------

     (a)  Payment of Interest.  The Borrower shall pay to the Lender for its
          -------------------
account interest on the unpaid principal amount of Term Loans made by the Lender to the Borrower for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the Interest Rate.

     (b)  Payment Dates.  Accrued interest on the Term Loans shall be due and
          -------------
payable as follows:

          (i)   On the Loan Repayment Commencement Date;

          (ii) Upon the payment or prepayment (whether mandatory or optional) of the Term Loans (but only on the principal amount so paid or prepaid); and

          (iii) On the Maturity Date.

     (c)  Default Interest.  Notwithstanding the foregoing, the Borrower shall
          ----------------
pay to the Lender for its account interest at the applicable Default Rate to the fullest extent permitted by law, on any amount payable by the Borrower under this Agreement or any other Loan Document which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Lender.

     Section 2.5  Borrowing Procedure.  The Borrower shall give the Lender
                  -------------------
notice of each borrowing hereunder in accordance with Section 2.9. Each Loan shall be effectively disbursed on the date set forth in the borrowing notice for such disbursement to the Borrower by virtue of a receivable in the amount of such Loan from the Borrower to the Lender under the Project Contract.

     Section 2.6  Optional Prepayments of Term Loans.  Subject to Section 2.8,
                  ----------------------------------
the Borrower shall have the right from time to time to prepay all or part of any Term Loan without premium or penalty; provided that the Borrower shall give the Lender notice of each such prepayment as provided in Section 2.9 and such prepayments shall be applied to the then remaining installments of such Term Loan in the inverse order of the maturities of such installments.

     Section 2.7  Mandatory Prepayments.
                  ---------------------

     (a)  Collateral Asset Dispositions.  The Borrower shall, concurrently with
          -----------------------------
any Collateral Asset Disposition (which is subject to the prior written consent of the Lender in accordance with Section 9.6), pay to the Lender, as a prepayment of the Term Loans and other outstanding Obligations, an aggregate amount equal to the lesser of (A) all related Net Proceeds and (B) all then outstanding amounts under the Term Loans.

     (b)  Insurance Recovery.  (i) If any insurance proceeds are paid pursuant
          ------------------
to QuickBird 2 Launch Insurance policies, such insurance proceeds shall be shared with the Lender and the holders of 13% Notes in accordance with the terms of the Loan Documents and the Intercreditor Acknowledgement, and (ii) if the Excess QuickBird 2 Prelaunch Insurance Proceeds are paid pursuant to QuickBird2 Prelaunch Insurance policies covering transit and prelaunch operations of the Satellite, such Excess QuickBird 2 Prelaunch Insurance Proceeds shall be paid to the Lender.

     (c)  Change of Control.  The Borrower shall, within 30 days after the
          -----------------
occurrence of any Change of Control, pay to the Lender, as a prepayment of the Term Loans and all other Obligations then outstanding, an amount equal to the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate unpaid amount of all other Obligations (including, without limitation, interest accrued on the Term Loans and fees and costs and expenses accrued or payable in accordance with this Agreement or any other Loan Document) then outstanding.

     (d)  Launch Failure.  If either QuickBird 2 shall (i) fail to launch on or
          --------------
before November 30, 2001, other than as a result of the failure of the Vendor to deliver the Satellite in material compliance with the terms, conditions and specifications set forth in the Project Contract, or (ii) fail to launch for any reason on or before October 15, 2002, then the Borrower shall prepay all of the Term Loans and all other Obligations then outstanding on the date specified by the Lender. Further, if QuickBird 2 shall fail to launch on or before April 15, 2002, the Interest Rate after that date shall be equal to the lesser of (a) fifteen percent (15%) per annum or (b) the Maximum Rate.

     (e)  Application of Mandatory Prepayments.  All prepayments pursuant to
          ------------------------------------
Section 2.7(a), 2.7(b), 2.7(c) or 2.7(d) shall be applied to the Term Loans to the then remaining installments of principal of the Term Loans in inverse order of the maturities of such installments.

     Section 2.8  Minimum Amounts.  Except for prepayments pursuant to Section
                  ---------------                                      -------
2.7, each optional prepayment of principal of the Term Loans shall be in an
---
amount at least equal to $200,000.00 or an integral multiple of $200,000.00 in excess thereof.

     Section 2.9  Certain Notices.  Notices by the Borrower to the Lender of
                  ---------------
borrowings per Section 2.5, and terminations or reductions of the Term Loans Commitment, of borrowings, and prepayments of Term Loans shall be irrevocable and shall be effective only if received by the Lender not later than 1:00 p.m. Denver, Colorado on the Business Day prior to the date of the relevant borrowing, termination, reduction, borrowing, or prepayment specified below:

                                                                     Number of
          Notice                                                Business Days Prior
          ------                                                -------------------

          Terminations or Reductions of Term Loans Commitments           1

          Borrowings of Loans                                            2

          Prepayments of Term Loans                                      2

     Each such notice of termination or reduction shall specify the amount of the Term Loans Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 2.8 hereof) to be borrowed or prepaid and the
                       -----------
date of borrowing or prepayment (which shall be a Business Day).

     Section 2.10  Computations.  Interest payable by the Borrower hereunder and
                   ------------
under the other Loan Documents on all Term Loans shall be computed on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable. With respect to each Term Loan, interest accrued during the period from the making of such Loan to the first interest payment date therefore provided in Section 2.4(b)(i) shall be compounded on a monthly basis.

     Section 2.11  Termination or Reduction of Term Loans Commitment.
                   -------------------------------------------------

     (a) Notwithstanding anything to the contrary contained in this Agreement, the Term Loans Commitment shall automatically terminate upon the occurrence of any Change of Control, and the Term Loans Commitment shall automatically terminate if no Loans have been advanced under this Agreement on or before August 28, 2001.

     (b) The Borrower shall have the right to terminate or reduce in part the unused portion of the Term Loans Commitment at any time and from time to time, provided that (i) the Borrower shall give notice of each such termination or
--------
reduction as provided in Section 2.9, and (ii) each partial reduction shall be
                         -----------
in an aggregate amount at least equal to $200,000.00 or an integral multiple of $200,000.00 in excess thereof.

     (c) The Term Loans Commitment may not be reinstated after they have been terminated or increased after they have been reduced.


                                   ARTICLE 3

                                   Payments
                                   --------

     Section 3.1  Method of Payment.  Until further notice from Lender all
                  -----------------
payments of principal, interest, fees and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Lender at the address specified in Section 4.4 of the Project Contract for its account in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. local time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If an Event of Default has occurred and is continuing, the Lender may apply such payment to the Obligations in such order and manner as the Lender may elect, subject to Section 3.2. Upon the occurrence and during the continuation of an
           -----------
Event of Default, all proceeds of any Collateral, and all other funds of the Borrower in the possession of the Lender, may be applied to the

Obligations in such order and manner as the Lender may elect. Each payment received by the Lender under this Agreement or any other Loan Document for its account shall be paid promptly, in immediately available funds. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

     Section 3.2  Taxes.
                  -----

     (a) All payments by the Borrower of principal of and interest on the Term Loans and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction or withholding by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than franchise taxes and taxes on the overall net income of the Lender). If the Borrower shall be required by law to deduct or withhold any such taxes, levies, duties, imposts, assessments or other charges from or in respect of any sum payable hereunder to the Lender, the Borrower will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Term Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges, will not be less than the amount provided for herein or therein absent such withholding or deduction, (ii) make such withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

     (b) The Borrower will indemnify the Lender against, and reimburse the Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of the Lender or any lending office of the Lender by any jurisdiction in which the Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "Reimbursable Taxes").
                                                          ------------------
Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

     (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrower under this Section 3.2 shall
                                                           -----------
survive the payment of the Term Loans and the other Obligations and termination of the Term Loans Commitment.

     Section 3.3  Reinstatement of Obligations.  Notwithstanding anything to the
                  ----------------------------
contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Term Loans or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement and the Loan Documents), (c) the indebtedness, liabilities and obligations of the Borrower and any other Persons under the Loan Documents and
(d) all Liens for the benefit of the Lender created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

     Section 3.4  Additional Consideration.  As additional consideration for
                  ------------------------
this Agreement, the Borrower shall issue 903,608 shares of Series C Preferred Stock to BHTC, the owner of the Lender, in accordance with the provisions of the Series C Registration Rights Agreement.

     Section 3.5   No Force Majeure, Disputes.  The Borrower's obligation to pay
                   --------------------------
all amounts due under the Term Loans and the other Obligations shall not be affected by (a) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have against the Vendor for any reason whatsoever arising under or pursuant to the Project Contract or otherwise relating to the purchase of goods or services from the Vendor, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material or service provided by the Vendor, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower or affecting any of its Properties, (d) any action of any Governmental Authority or any damage to or destruction of or any taking of the

Borrower's Property or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission herein or in the other Loan Documents (except for express written modifications to this Agreement or other Loan Documents as and in the manner permitted under this Agreement or the other Loan Documents), (f) any dissolution of the Borrower, (g) any inability or illegality with respect to the use or ownership of the Borrower's Property, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, or (i) any lack of power or authority of the Lender or the Borrower, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Borrower shall have notice or knowledge of any of the foregoing, it being the intention of the Lender and the Borrower that the Obligations of the Borrower shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof or of any of the other Loan Documents.


                                   ARTICLE 4

                        Yield Protection and Illegality

Section 4.1  [Intentionally Omitted.]

Section 4.2  Capital Adequacy.  This provision is only applicable in the event
             ----------------
that the Lender assigns or sells participations in all or a part of this Agreement. If, after the date of the assignment or purchase of participations, the assignee or purchaser of the participations shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the assignee or purchaser (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by the assignee or purchaser or any Person controlling the assignee or purchaser and (taking into consideration the Lender's or such Person's policies with respect to capital adequacy and the assignee's or purchaser's desired return on capital) and the Lender determines that the amount of such capital is increased as a consequence of its obligations under this Agreement, then, within ten Business Days after demand by the assignee or purchaser, the Borrower shall pay to the assignee or purchaser, additional amounts sufficient to compensate the assignee or purchaser for such increase. A certificate of the assignee or purchaser claiming compensation under this Section 4.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, the assignee or purchaser may use any reasonable averaging and attribution methods.


                                   ARTICLE 5

                                   Security
                                   --------

     Section 5.1  Collateral.  To secure the full and complete payment and
                  ----------
performance of the Obligations, the Lender shall retain title to the QuickBird2 Satellite, and all the Deliverables in accordance with the provisions of the Project Contract The Borrower hereby grants to the Lender a perfected, first priority purchase money Lien on all of its right, title and interest in and to the Satellite and the Deliverables, as defined by the Project Contract, and any and all other Property associated with the Satellite previously sold or concurrently therewith being sold by the Vendor pursuant to the Project Contract (the purchase price for which Satellite, Deliverables and other Property is intended to be partially financed by the Lender under this Agreement), and the proceeds (as such term is defined by Section 9-306(1) of the New York UCC), whether such Satellite, Deliverables or other Property is now owned or hereafter acquired including but not limited to all QuickBird 2 Prelaunch Insurance policies. The Borrower will further grant the Lender a security interest as set forth in the Senior P&SA and the Launch Insurance Policies.

     Section 5.2  Intentionally Omitted.
                  ---------------------


                                   ARTICLE 6

                             Conditions Precedent
                             --------------------

     Section 6.1  Initial Extension of Credit.  The obligation of Lender to make
                  ---------------------------
its initial Loan under this Agreement is subject to the conditions precedent that Lender shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to Lender and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of Lender:

     (a)  Board Resolutions.  Board Resolutions which authorize the execution,
          -----------------
delivery and performance by the Borrower of the Loan Documents to which it is or is to be a party;

     (b)  Incumbency Certificate.  A certificate of incumbency certified by the
          ----------------------
Secretary or an Assistant Secretary of the Borrower certifying as to the name of each officer or other representative of the Borrower (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

     (c)  Articles or Certificates of Incorporation.  The certificate of
          -----------------------------------------
incorporation of the Borrower certified by the Secretary of State of Delaware and dated as of a recent date;

     (d)  Bylaws.  The bylaws of the Borrower certified by its Secretary or an
          ------
Assistant Secretary;

     (e)  Governmental Certificates.  (i) A certificate of appropriate officials
          -------------------------
as to the existence and good standing of the Borrower in Delaware and (ii) due qualification to transact business in Colorado;

     (f)  Financing Statements.  Financing Statements requested by Lender;
          --------------------

     (g)  Senior P&SA.  The Senior P&SA executed by Borrower.
          -----------

     (h)  Lien Searches.  Lien searches in the name of the Borrower (and in all
          -------------
names under which the Borrower has done business within the last five years) in the States of Colorado, Delaware and California, showing no financing statements or other Lien instruments of record except for Permitted Liens;

     (i)  Project Contract.  Certificate of an officer of Borrower that the
          ----------------
Project Contract, as amended, remains in full force, including, but not limited to Amendments 39 and 40 thereto.

     (j)  First Supplemental Indenture.  The First Supplemental Indenture to the
          ----------------------------
Indenture shall have been executed and delivered by all parties thereto, and the Lender shall have received a photocopy of the First Supplemental Indenture as so executed and delivered, certified by a Responsible Officer of the Borrower as being a true and correct copy of such document as of the Closing Date;

     (k)  Compliance with Laws.  As of the Closing Date, the Borrower shall have
          --------------------
complied in all material respects with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

     (l)  No Prohibitions.  No Governmental Requirement shall prohibit the
          ---------------
consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or to the Borrower's knowledge, threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the other Loan Documents or otherwise have a Material Adverse Effect;

     (m)  Legal Matters and Loan Documents.  All matters of a legal nature
          --------------------------------
material to the Borrower, the Loan Documents and the Related Transactions shall be reasonably satisfactory to the Lender and its counsel, and the Lender shall have received all such other agreements, documents and instruments, each in form and substance and executed and delivered by all parties, as the Lender may have reasonably requested to receive; and

     (n)  The Trustee shall have executed the Intercreditor Acknowledgement.

     Section 6.2  All Extensions of Credit.  The obligation of Lender to make
                  ------------------------
any Loan (including the initial Loan for all conditions except 6.2(i)) under this Agreement is subject to the satisfaction of each of the following additional conditions precedent:

     (a)  No Default or Material Adverse Effect.  No Default or Material Adverse
          -------------------------------------
Effect shall have occurred and be continuing, or would result from such Loan;

     (b)  Representations and Warranties.  All of the representations and
          ------------------------------
warranties of the Borrower contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date unless they relate solely to an earlier date;

     (c)  Current and Other Amount Due.  The Borrower shall have no past due
          ----------------------------
amounts due Lender for products or services provided to Borrower and its subsidiaries other than amounts legitimately disputed by Borrower.

     (d)  Consents.  All consents necessary for the execution, delivery and
          --------
performance by the Borrower of the Loan Documents to which it is a party, including, without limitation, any consents or waivers in connection with the Project Contract and the First Supplemental Indenture, shall have been received by the Borrower and shall be in full force and effect;

     (e)  Permits.  All material Permits affecting the Borrower or any of its
          -------
Subsidiaries necessary in connection with its businesses or any of the Properties then owned or leased by it and in connection with its businesses to be conducted and Properties to be owned or leased shall have been received by the Borrower and shall be in full force and effect, and the Lender shall have received evidence satisfactory to it that the Borrower and its Subsidiaries are able to conduct their businesses conducted and to be conducted with the use of such Permits in full force and effect; and the Lender shall be satisfied that
(i) the Borrower holds such Permits and such Permits are in form and substance reasonably satisfactory to the Lender and (ii) the Borrower has complied with all initial and on-going conditions of the issuance and use of all such Permits;

     (f)  Regulatory Approvals.  Evidence satisfactory to the Lender that all
          --------------------
filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents and to operate have been made and obtained, as applicable;

     (g)  Financing Statements.  Financing Statements and all other requisite
          --------------------
filing documents executed by the Borrower as may be necessary to perfect, and ensure the required priority of, the Liens created pursuant to the Loan Documents with respect to the Collateral which has been sold, and is to be sold after giving effect to the requested Loan, to the Borrower, which financing statements, other filing documents and waivers and consents shall have been filed;

     (h)  Additional Documentation.  The Lender shall have received such
          ------------------------
additional approvals, agreements, documents and instruments as the Lender may reasonably request;

     (i)  Insurance Proof.  Borrower shall provide Lender with appropriate
          ---------------
evidence of (i) the QuickBird 2 Launch Insurance naming the 13% Note Trustee as an additional insured and the sole loss payee, and (ii) 30 days prior to the Preliminary Tender Date appropriate evidence of the QuickBird 2 Prelaunch Insurance naming the Lender as an additional insured and first priority loss payee as its interests may appear up to an amount not less than the Obligations owed by the Borrower to the Creditor.

     Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 6.2, have been satisfied (both as of the date of such
              -----------
notice and, unless the Borrower otherwise notifies the Lender prior to the date of such borrowing, as of the date of such borrowing).

     Section 6.3  Closing Certificates.  The Borrower shall, concurrently with
                  --------------------
the Closing Date (with respect to the conditions precedent set forth in Section 6.1) and concurrently with the date of the making of each other Loan, execute and deliver to the Lender a certificate in form and substance satisfactory to the Lender certifying as to the satisfaction of each of the conditions precedent set forth in this Article 6 which are required to be satisfied on or before the such date.


                                   ARTICLE 7

                        Representations and Warranties
                        ------------------------------

     The Borrower represents and warrants to the Lender that the following statements are and, after giving effect to the Related Transactions and the funding of the initial Loans on the Closing Date, will be true, correct and complete:

     Section 7.1  Incorporation and Authority of the Borrower.  The Borrower is
                  -------------------------------------------
a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to enter into this Agreement and other Loan Documents, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Borrower is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Except for the approval of the Charter Amendments by the stockholders as described in Section 7.4, the execution and delivery of this Agreement and the Loan Documents by the Borrower, the performance by the Borrower of its obligations hereunder and thereunder and the consummation by the Borrower of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Borrower. Each of this Agreement and the Loan Document has been duly executed and delivered by the Borrower and (assuming due authorization, execution and delivery by the Lender) constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms. The Borrower has made available to Lender correct and complete copies of the Certificate of Incorporation and the Bylaws of the Borrower and each Subsidiary, as currently in effect.

     Section 7.2  Capital Stock.
                  -------------

     (a) Except as set forth in Section 3.2 of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements or arrangements relating to the capital stock of, or other equity interest in, the Borrower obligating the Borrower to issue, sell, transfer or otherwise dispose of or sell any shares of capital stock of, or other equity interest in, the Borrower. As of April 2, 2001, the Borrower has issued and has outstanding (a) 213,696 shares of common stock, par value $.001 per share (100,000,000 shares authorized) (the "Existing Common Stock"); (b) 8,051,273 shares of Series A
                  ---------------------
Preferred Stock (10,000,000 shares authorized); (c) 8,051,273 shares of Series B Preferred Stock (10,000,000 shares authorized); and (d) 25,022,561 shares of Series C Preferred Stock (25,000,000 shares authorized) (together with the series of preferred stock referred to in (b) through (c) above, the "Existing
                                                                     --------
Preferred Stock"), which constitute all the issued and outstanding shares of
---------------
capital stock of the Borrower and are owned of record and beneficially solely by the individuals and entities and in the amounts and proportions set forth in
Section 3.2 of such Disclosure Schedule. The shares of Existing Common

Stock and Existing Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.2 of such Disclosure Schedule, there are no voting trusts, stockholders' agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Existing Common Stock or the Existing Preferred Stock.

     (b) The 903,608 shares of new Series C Preferred Stock which are being issued to BTHC, when issued and delivered in accordance with the terms of this Agreement and the Series C Registration Rights Agreement, will have been duly and validly authorized and will be fully paid and non-assessable and will not have been issued in violation of any preemptive rights.

     Section 7.3  Subsidiaries.  Section 3.3 of the Disclosure Schedule sets
                  ------------
forth, with respect to each Subsidiary of the Borrower, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the Borrower's current ownership of such shares, partnership interests or similar ownership interests. Except as set forth in Section 3.3 of such Disclosure Schedule, all of the outstanding equity securities and other securities of each Subsidiary are owned by the Borrower or any of its Subsidiaries, free and clear of all liens and encumbrances. Each such Subsidiary is duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted by such Subsidiary and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect.

     Section 7.4  Stockholder Approvals Required.
                  ------------------------------

     (a) Set forth in Section 3.2 of the Disclosure Schedule is a correct and complete list of holders of each series of the Existing Preferred Stock as of March 31, 2001. Set forth in Section 3.4(a) of the Disclosure Schedule is, as of such date, the correct proportion of such holders by series of Existing Preferred Stock whose approval is required to affect the Charter Amendments.

     (b) Set forth in Section 3.2 of the Disclosure Schedule is a correct and complete list of holders of the Existing Common Stock as of March 31, 2001. Set forth in Section 3.4(b) of the Disclosure Schedule is, as of such date, the correct proportion of such holders whose approval is required to effect the Charter Amendments.

     Section 7.5  No Conflict.  Assuming that all consents, approvals,
                  -----------
authorizations and other actions described in Section 3.6 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section
3.6 of the Disclosure Schedule have been made, and except as described in
Section 3.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Loan Documents by the Borrower do not and shall not
(a) violate or conflict with the Certificate of Incorporation or the Bylaws of the Borrower or any of its Subsidiaries, (b) conflict with or violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award or threaten any governmental authorization applicable to the Borrower, any of its Subsidiaries or the Business, or (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or, except for liens or other encumbrances imposed in connection with the Loan Documents, result in the creation of any lien or other encumbrance on any of the assets or properties of the Borrower or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture (other than the 12 1/2% Notes Indenture), contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Borrower or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected, except, in the case of clause (b) or (c), as would not, in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Borrower of the transactions contemplated hereby. The Borrower has obtained a waiver from
Section 5.18 of the Recapitalization Agreement, dated as of April 8, 1999, among the Borrower and the other parties thereto with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 7.6  Consents and Approvals.  The execution, delivery and
                  ----------------------
performance of this Agreement and the Loan Documents by the Borrower do not and shall not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) for the consent of the Noteholders to approve the First Supplemental Indenture, (b) as described in Section 3.6 of the Disclosure Schedule and (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Borrower of the transactions contemplated by this Agreement and would not, in the aggregate, have a Material Adverse Effect.

     Section 7.7  Financial Statements.  The Borrower has delivered to the
                  --------------------
Lender a true, correct and complete copies of the 2000 Balance Sheets and the related audited consolidated statements of income and cash flows (all such financial statements, including without limitation any and all notes thereto, referred to as the "Financial Statements"). The Financial Statements present
                    --------------------
fairly and accurately the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the 2000 Balance Sheet Date or for the periods covered thereby and have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Borrower with only such deviations from GAAP as are referred to in the notes thereto.

     Section 7.8  Absence of Undisclosed Liabilities and Liens.
                  --------------------------------------------

     (a) There are no liabilities of the Borrower or any of its Subsidiaries, other than liabilities (i) reflected or reserved against on the 2000 Balance Sheet, or (ii) incurred since the 2000 Balance Sheet Date in the ordinary course of business consistent with past practice and disclosed in the balance sheet included with the Form 10K filed by Borrower with the SEC for the period ended December 31, 2000.

     (b) Except as set forth in Section 3.8 of the Disclosure Schedule, there are no Liens, security interests or other encumbrances with respect to any assets of the Borrower or any of its Subsidiaries, other than Permitted Liens.

     Section 7.9  Absence of Certain Changes or Events.  Since the 2000 Balance
                  ------------------------------------
Sheet Date, except as disclosed in Section 3.9 of the Disclosure Schedule, the Business has been conducted in the ordinary course consistent with past practice, and there has not been any circumstance, development or event which has had or would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

     Section 7.10  Absence of Litigation.  Except as set forth in Section 3.10
                   ---------------------
of the Disclosure Schedule, (a) there are no claims, actions, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of the assets or properties of the Borrower or any of its Subsidiaries, before any Governmental Authority that, if determined adversely to the Borrower or any of its Subsidiaries, in the aggregate, would have a Material Adverse Effect or would prevent, restrict or materially delay the consummation by the Borrower of the transactions contemplated hereby and (b) the Borrower, its Subsidiaries and their respective assets and properties are not subject to any Governmental Order having a Material Adverse Effect.

     Section 7.11  Compliance with Laws.
                   --------------------

     (a) None of the Borrower or any of its Subsidiaries is in violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower or any of its Subsidiaries relating to the Business or by which any of the properties of the Borrower or any of its Subsidiaries is bound, except (a) as set forth in Section 3.11 of the Disclosure Schedule and (b) where such violations, in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 3.11 of the Disclosure Schedule, none of the Borrower or any of its Subsidiaries has, in the last three years, received any written communication from any Governmental Authority that alleges that the Borrower or any of its Subsidiaries is not in compliance in any material respect with any material law, rule, regulation, ordinance, order, judgment or decree that has not been resolved.

     (b) The Borrower and its Subsidiaries are in compliance with all applicable provisions under the Communications Act and all applicable rules and regulations promulgated thereunder.

     Section 7.12  Licenses and Permits.  Except as set forth in Section 3.12 of
                   --------------------
the Disclosure Schedule, the Borrower and its Subsidiaries have all governmental licenses, permits and authorizations necessary to conduct the Business and to perform the transactions contemplated hereby, including without limitation all governmental licenses, permits and authorizations necessary to export and launch QuickBird 2, except for such governmental licenses, permits and authorizations the absence of which, in the aggregate, would not have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries has, within the last two years, received written notice or otherwise has knowledge that any Governmental Authority has the right or intends to suspend, modify, cancel or terminate any material license, permit, certificate or other authorization relating to the Business as currently conducted.

     Section 7.13  Sufficiency and Condition of Assets.  Except as set forth in
                   -----------------------------------
Section 3.13 of the Disclosure Schedule, the Borrower and its Subsidiaries own or have valid rights to use all of the assets, rights and interests which are used in, and are sufficient for, the operation of the Business as it is currently being conducted. The tangible assets of the Borrower and its Subsidiaries are in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

     Section 7.14  Real Property.
                   -------------

     (a) The Borrower and its Subsidiaries have good, valid, marketable and insurable title in fee simple to all the Owned Real Property, free and clear of all Liens, security interests and other encumbrances, except (i) as disclosed in
Section 3.14(a) of the Disclosure Schedule and (ii) Permitted Liens.

     (b) The Borrower and its Subsidiaries have good marketable and insurable leasehold estates in the Leased Real Property, free and clear of all liens, security interests and other encumbrances, except Permitted Liens. Except as disclosed in Section 3.14(b) of the Disclosure Schedule or as would not have a Material Adverse Effect, each such lease or sublease is legal, valid, binding and enforceable and in full force and effect, and shall not cease to be legal, valid, binding and enforceable and in full force and effect as a result of the consummation of the transactions contemplated by this Agreement. To the knowledge of the Borrower, no party to any such lease or sublease is in material breach or default thereunder.

     (c) Except as set forth on Section 3.14(c) of the Disclosure Schedule, (i) none of the Borrower or any, of its Subsidiaries has, within the last two years, received written notice of any pending or threatened condemnation or eminent domain proceedings or their local equivalent that would materially affect the Owned Real Property or the Leased Real Property, (ii) the Owned Real Property and Leased Real Property, the use and occupancy thereof by the Borrower and its Subsidiaries, and the conduct of the Business thereon and therein does not violate in any material respect any deed restrictions, or applicable building codes, zoning, subdivision or other land use or similar laws the violation of which would materially adversely affect the use, value or occupancy of any such property or the conduct of the Business thereon, (iii) none of the Borrower or any, of its Subsidiaries has, within the last two years, received written notice of a material violation of the restrictions or Laws described in the foregoing clause (ii), and (iv) none of the structures or improvements on any of the Leased Real Property or Owned Real Property encroaches upon real property of another person, and no structure or improvement of another person encroaches upon any of the Leased Real Property or Owned Real Property, except for any such encroachment that would not materially adversely affect the use, value or occupancy of any such property.

     (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, the buildings, facilities, machinery, equipment, furniture, leasehold and their improvement, fixtures, vehicles, structures, and related capitalized items and other tangible property relating to the Business (the "Tangible Property") are in good operating condition and repair, free (in the case of buildings or structures located on the Owned Real Property or Leased Real Property) of any material structural or engineering defects, and, subject to normal wear and tear and. continued repair and replacement in accordance with past practice, are substantially suitable for their intended use. During the past five years there has not been any significant interruption of the operations of the Business due to inadequate maintenance of the Tangible Property.

     Section 7.15  Employee Benefit and Labor Matters.
                   ----------------------------------

     (a) The Borrower has made available to the Lender a true, correct and complete copy of each Employee Benefit Plan, other than Employee Benefit Plans maintained solely to provide legally mandated benefits to employees located in jurisdictions outside of the United States. Except as specifically provided in the foregoing documents delivered to the Lender, there are no amendments to any Employee Benefit Plan that have been adopted or approved nor has the Borrower or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan.

     (b) The Internal Revenue Service has issued a favorable determination letter with respect to each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans") and the related trust that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Employee Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

     (c) All contributions required to be made to any Employee Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements of the Company provided to Lender to the extent required by GAAP. Each Employee Benefit Plan that is an employee welfare benefit plan under
Section 3(1) of ERISA is either (i) funded through an insurance Borrower contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

     (d) With respect to each Employee Benefit Plan, the Borrower and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been and is now administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to an Employee Benefit Plan or the imposition of any lien on the assets of the Borrower or any of its Subsidiaries under ERISA or the Code.

     (e) No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

     (f) There never existed and does not now exist any Controlled Group Liability that would be a liability of the Borrower. Without limiting the generality of the foregoing, neither the Borrower nor any ERISA Affiliate of the Borrower has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

     (g) The Borrower has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Borrower. There has been no communication to employees by the Borrower or any of its Subsidiaries that could reasonably be interpreted to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (i) None of the Borrower or any of its Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Borrower, any of its Subsidiaries or any person that the Borrower or any of its Subsidiaries has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

     (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Borrower's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which could reasonably be expected to result in any material liability of the Borrower or any of its Subsidiaries to the Department of Treasury, the Department of Labor, any Employee Benefit Plan or any participant, beneficiary or dependent in an Employee Benefit Plan.

     (k) The Borrower, its Subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

     (l) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i)have been maintained in accordance with all applicable requirements and are in good standing with applicable regulatory authorities, (ii)if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii)if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

     (m) For purposes of this Section 7.15, the term "employee" shall be considered to include individuals rendering personal services to the Borrower or any of its Subsidiaries as independent contractors.

     Section 7.16  Labor Matters.  Neither the Borrower nor any Subsidiary is a
                   -------------
party to a collective bargaining or union agreement. No labor organization or group of employees of the Borrower or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

     Section 7.17  Taxes.  Except as set forth in Disclosure Schedule 3.17: (i)
                   -----
all material Tax Returns required to be filed (taking into account extensions) by, or with respect to any activities of, or property owned by, the Borrower, its Subsidiaries, and each affiliated, consolidated, combined or unitary group that included or includes the Borrower or any of its Subsidiaries (a "Tax Group"), have been or will be timely filed in accordance with all applicable laws, such Tax Returns are true, correct and complete in all material respects as filed, all Taxes shown as due on such Tax Returns have been or will be timely paid, and reserves reflected on the most recent balance sheet of the Borrower are sufficient to cover all Taxes (whether or not shown as due on any Tax Return) accrued as of such date and, adjusted for the passage of time, are sufficient to cover all Taxes; (ii) all Taxes required to be withheld by the Borrower or any of its Subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose if not yet due; (iii) no Tax Return filed by the Borrower or any of its Subsidiaries is currently under audit by any Taxing Authority or is the subject of any judicial or administrative proceeding, and to the knowledge of the Borrower, no Taxing Authority is threatening to commence any such audit; (iv) no Taxing Authority is now asserting against the Borrower or any of its Subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes; (v) other than any Tax sharing or indemnification agreement between the Borrower, on the one hand, and any of its Subsidiaries, on the other hand, neither the Borrower nor any of its Subsidiaries is subject to or bound by any Tax sharing agreement (or other arrangement or practice for the sharing of Taxes); (vi) neither the Borrower nor any of its Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time for filing any Tax Return that has not been filed, and neither the Borrower nor any of its Subsidiaries has consented to extend the period in which any Tax may be assessed or collected by any Taxing Authority; (vii) there are no Liens for Taxes (other than Taxes not yet due) upon any of the assets of the Borrower or any of its Subsidiaries;
(viii) the Borrower has no liability for the Taxes of any person other than the Borrower and its Subsidiaries; (ix) there are no outstanding powers of attorney enabling any party to represent the Borrower or any of its Subsidiaries with respect to Tax matters; and (x) neither the Borrower nor any of its Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

     Section 7.18  Environmental, Health and Safety.
                   --------------------------------

     (a) Except as set forth in Section 3.18 of the Disclosure Schedule or except as would not have a Material Adverse Effect: (i) the Borrower and its Subsidiaries currently hold all the environmental and health and safety permits, licenses and approvals of Governmental Authorities and agencies necessary for the current use, occupancy or operation of the Business and required by any Environmental Law ("Environmental Permits") and are in compliance with all such Environmental Permits; (ii) the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws; (iii) neither the Borrower nor any of its Subsidiaries is currently in receipt of any written claim, demand, notice or complaint alleging violation of, or liability under, any Environmental Laws;
(iv) except as permitted by or as would not result in any liability under applicable Environmental Laws, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any of the Owned Real Property or Leased Real Property or, with respect to the period of the Borrower's or any of its Subsidiaries' ownership, tenancy or operation of such property, on any real property formerly owned, leased or operated by the Borrower or any of its Subsidiaries; (v) there is no asbestos or asbestos-containing material on any of the Owned Real Property or Leased Real Property, except to the extent not prohibited by, or as would not result in any liability under, applicable Environmental Laws; (vi) neither the Borrower nor any of its Subsidiaries has released, discharged or disposed of Hazardous Materials on any of the Owned Real Property or Leased Real Property or on any real property formerly owned, leased or operated by the Borrower or any of its Subsidiaries;
(vii) neither the Borrower nor any of its Subsidiaries is undertaking any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and
(viii) there are no past, pending or threatened in writing Environmental Claims against the Borrower, any of its Subsidiaries or any Real Property and, to the Borrower's knowledge, there are no facts that are reasonably expected to form the basis of any such Environmental Claim.

     (b) For purposes of this Agreement, the following terms have the meanings set forth below:

     (i) "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, complaints, liens, written notices of noncompliance or violation, written notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any actual or alleged injury or threat of injury to health, safety or the environment.

     Section 7.19  Intellectual Property.
                   ---------------------

     (a) Intellectual Property Assets. For purposes of this Agreement, the term "Intellectual Property Assets" includes without limitation the following tangible and intangible assets of the Borrower:

     (i) the name "EarthWatch Incorporated," all fictional business names, trading names, registered and unregistered trademarks, service marks, trade dress and applications (collectively, "Marks");

     (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

     (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

     (iv) All know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the Borrower or any of its Subsidiaries as licensee or licensor.

     (b) Agreements. There are no outstanding and, to the Borrower's knowledge, no threatened disputes or disagreements with respect to any material contract relating to the Intellectual Property Assets to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

     (c)   Know-How Necessary for the Business.

     (i) The Intellectual Property Assets are all those necessary for the operation of the Borrower's and its Subsidiaries' businesses as they are currently conducted. The Borrower and its Subsidiaries are the owners or licensee, of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and have the right to use without payment to a third party all of the Intellectual Property Assets, except as a license of Intellectual Property Assets.

     (ii) Except as set forth in Section 3.19(c) of the Disclosure Schedule, all former and current employees of the Borrower and its Subsidiaries have executed written contracts with the Borrower or its Subsidiaries that assign to the Borrower all rights to any inventions, improvements, discoveries, or information relating to the business of the Borrower or any of its Subsidiaries. No employee of the Borrower or any of its Subsidiaries has entered into any contract that materially restricts or limits in any way the scope or type of work for the Borrower in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work for the Borrower to anyone other than the Borrower or its Subsidiaries.

     (d)   Patents.

     (i) The Borrower and its Subsidiaries are the owners of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

     (ii) All of the issued Patents are currently in compliance with formal legal requirements (including without limitation payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

     (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Borrower's knowledge, there is no potentially interfering patent or patent application of any third party.

     (iv) To the knowledge of the Borrower, no Patent is infringed or, to the Borrower's knowledge, has been challenged or threatened in any way. To the knowledge of the Borrower, none of the products manufactured and sold, nor any process or know-how used, by the Borrower or any of its Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other person.

     (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (e)   Trademarks.

     (i) The Borrower and its Subsidiaries are the owners of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

     (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Borrower's knowledge, no such action is threatened with the respect to any of the Marks.

     (iv) To the Borrower's knowledge, there is no potentially interfering trademark or trademark application of any third party.

     (v) To the Borrower's knowledge, no Mark is infringed or, to the Borrower's knowledge, has been challenged or threatened in any way. To the Borrower's knowledge, none of the Marks used by the Borrower or any of its Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

     (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f)   Copyrights.

     (i) The Borrower and its Subsidiaries are the owners of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

     (iii) To the Borrower's knowledge, no Copyright is infringed or, to the Borrower's knowledge, has been challenged or threatened in any way. To the Borrower's knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

     (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g)   Trade Secrets.

     (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without material reliance on the knowledge or memory of any individual.

     (ii) The Borrower and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

     (iii) The Borrower and its Subsidiaries have good title and the right (not necessarily exclusive) to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Borrower's knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other than the Borrower and its Subsidiaries) or to the detriment of the Borrower or any of its Subsidiaries. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     Section 7.20  Material Contracts.
                   ------------------

     (a) None of the Borrower or any of its Subsidiaries is (and, to the knowledge of the Borrower, no other party is) in breach or violation of, or default under, any of the Material Contracts, where such breach or violation or default would have a Material Adverse Effect. Each Material Contract is a valid agreement, arrangement or Term Loans Commitment of the Borrower or any of its Subsidiaries that is a party thereto, enforceable against the Borrower or any such Subsidiary, as the case may be, in accordance with its terms and, to the knowledge of the Borrower, is a valid agreement, arrangement or Term Loans Commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case as would not have a Material Adverse Effect.

     (b) For purposes of this Agreement, the term "Material Contracts" means the following contracts in effect as of the date of this Agreement to which the Borrower or any of its Subsidiaries is a party:

     (i) Any commitment, contract, agreement or purchase order that the Borrower reasonably anticipates shall, in accordance with its terms, involve aggregate payments or receipts by the Borrower or any of its Subsidiaries of more than $1,000,000 within the 12-month period following the date of this Agreement;

     (ii) Any lease of personal property involving any annual expense in excess of $10,000 that is not cancelable without liability within 30 days;

     (iii) Any contracts or agreements containing covenants limiting the freedom of the Borrower or any of its Subsidiaries to engage in any line of business or compete with any person;

     (iv) Any material license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to any patents, trademarks, copyrights or other intellectual property;

     (v) Any contract that creates a joint venture or partnership or other sharing of profits, losses, costs or liabilities;

     (vi) Any contract or agreement relating to clean-up, abatement or other actions in connection with the remediation of any liabilities relating to Hazardous Substances;

     (vii) Any contract with an Affiliate;

     (viii) Any credit agreement, loan agreement, guarantee, note or other evidence of Indebtedness or agreement providing for [Indebtedness]; and

     (ix) Any amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     (c) There are no material contracts as defined by the SEC rules that have not been filed with the SEC.

     Section 7.21  No Solicitation; Exemption from Registration.
                   --------------------------------------------

     (a) The Borrower has not and will not solicit any offer for, or offer or sell any securities subject to the Transactions (as defined in the [First Supplemental Indenture]) by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 thereunder.

     (b) The issuance of Series C Preferred Stock to BTHC and the issuance of Common Stock upon conversion of such Series C Preferred Stock, individually and in the aggregate, shall be exempt from registration under the Securities Act, including the rules and regulations promulgated thereunder.

     Section 7.22  Insurance.  Except as set forth in Section 3.22 of the
                   ---------
Disclosure Schedule, each of the Borrower and its Subsidiaries and all of their assets are covered by valid and currently effective insurance policies issued in favor or the Borrower and/or its Subsidiaries that are customary and appropriate under the circumstances. All such policies are in full force and effect, all premiums due thereon have been paid and the Borrower and its Subsidiaries have complied with the provisions of such policies (except for failures in full force and effect, to pay premiums and comply which, in the aggregate, would not have a Material Adverse Effect).

     Section 7.23  Brokers.  Except for Morgan Stanley (as financial advisor to
                   -------
the Borrower, the "Advisor"), no broker, finder or investment banker is entitled
                   -------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby or by the Loan Documents based upon arrangements made by or on behalf of the Borrower or any of its Subsidiaries. The Borrower is solely responsible for the fees and expenses of the Advisor.

     Section 7.24   Indenture.  As of the date hereof, there exists no "Default"
                    ---------
or "Event of Default" under and as defined in the Indenture.

     Section 7.25  Transactions with Affiliates. (a) Except as set forth in
                   ----------------------------
Section 3.25 of the Disclosure Schedule, none of the Borrower or any of its Subsidiaries has any outstanding contract, agreement or other arrangement with any of its Affiliates or provides or receives goods or services to or from any of its Affiliates or (b) has engaged in any transaction outside the ordinary course of business consistent with past practice with any of its Affiliates (other than the Borrower or any of its Subsidiaries and Affiliates) since January 1, 1998.

     Section 7.26  Debt.  As of the Closing Date (and after giving effect to the
                   ----
Related Transactions which will occur on or before such date), the Borrower does not have any Debt other than (a) the Obligations, and (b) the Debt disclosed on
Schedule 3.26 hereto.

     Section 7.27  Margin Securities. Neither the Borrower nor any of its
                   -----------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. The Loans will not violate any of Regulations T, U or X.

     Section 7.28  Disclosure.  No written statement, information, report,
                   ----------
representation or warranty made by the Borrower or any of its Subsidiaries in any Loan Document or Related Transaction Document or furnished to the Lender by or on behalf of the Borrower in connection with the Loan Documents or the Related Transactions Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that has had a Material Adverse Effect, and there is no fact known to the Borrower that might in the future have a Material Adverse Effect, except as may have been disclosed in writing to the Lender.

     Section 7.29  Investment Company Act. Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.30  Public Utility Holding Company Act.  Neither the Borrower nor
                   ----------------------------------
any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.31  Security Interest Issues.  Except as set forth in Section
                   ------------------------
3.31 of the Disclosure Schedule, the Borrower is (or will be, as the case may be) the legal and beneficial owner of the Collateral (or, in the case of Collateral provided or to be provided by the Vendor pursuant to the Project Contract, the Borrower is (or will be, as the case may be, the legal and beneficial owner of whatever title to such Collateral was (or will have been, as the case may be) passed to the Borrower by the Vendor) free and clear of any Lien except for retention of title and the security interest created by the Loan Documents and any other Permitted Liens. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender related to the Loan Documents or in favor of holders of Permitted Liens. The address of the chief place of business and chief executive office of the Borrower, and of each other location where the Borrower maintains records concerning accounts receivables or any other Collateral, are set forth in
Exhibit 7.31 hereof. All Collateral is located in the State(s) of Colorado and California. The Borrower's exact full legal name is, and for the previous five years was, as set forth in the first paragraph of this Agreement. Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business. Borrower has no trade names or styles under which Borrower will create accounts receivable, or to which instruments in payment of accounts receivable may be made payable.

                                   ARTICLE 8

                             Affirmative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Lender has any Term Loans Commitment outstanding hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

     Section 8.1  Reporting Requirements.  The Borrower will furnish to the
                  ----------------------
Lender:

     (a)  Annual Financial Statements.  As soon as available, and in any event
          ---------------------------
within 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, together with unaudited consolidating schedules for the Borrower with respect to each of such financial statements, in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers or other independent certified public accountants of recognized standing reasonably acceptable to the Lender, which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

     (b)  Quarterly Financial Statements. As soon as available, and in any event
          ------------------------------
within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending March31 June 30 2001, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, together with unaudited consolidating schedules for the Borrower with respect to each of such financial statements, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, and certified by an appropriate Responsible Officer of the Borrower as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Subsidiaries (except for year-end adjustments and financial statement footnotes required by GAAP);

     (c)  Compliance Certificate.  Concurrently with the delivery of each of the
          ----------------------
financial statements referred to in Sections 8.1(a) and 8.1(b), a Compliance Certificate of a Responsible Officer of the Borrower, appropriately completed, stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, and a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof;

     (d)  Notice of Litigation.  Promptly after the commencement thereof, notice
          --------------------
of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries in which there is a reasonable likelihood of an adverse determination, which, if determined adversely to the Borrower or any such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

     (e)  Notice of Default, etc.  As soon as possible and in any event
          -----------------------
immediately upon (i) the Borrower's knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and, if and to the extent known, proposes to take with respect thereto and (ii) the failure of the Borrower to make any required payment of principal, premium (if any), interest or other payment of or with respect to any 13% Notes or Subordinated Debt, a written notice setting forth the details thereof and the action that the Borrower has taken or proposes to take with respect thereto;

     (f)  Proxy Statements, Etc.   Unless provided to BTHC as a shareholder or
          ----------------------
otherwise pursuant to this Section 8.1, as soon as available, one copy of each (if any) financial statement, report, notice or proxy statement sent by Borrower to its stockholders or other security holders generally and one copy of each (if any) regular, periodic or special report (including, without limitation, reports on forms 10-K, 10-Q and 8-K), registration statement or prospectus filed by Borrower with any securities exchange or the SEC or any successor agency;

     (g)  Insurance.  Within 60 days prior to the end of each fiscal year of the
          ---------
Borrower, a report in form and substance reasonably satisfactory to the Lender summarizing all material insurance coverage with respect to the Collateral maintained by the Borrower and its Subsidiaries as of the date of such report and all material insurance coverage with respect to the Collateral planned to be maintained by such Persons in the subsequent fiscal year;

     (h)  General Information.  Promptly, such other business, financial,
          -------------------
corporate affairs and other similar information concerning the Borrower and/or the Collateral as the Lender may from time to time reasonably request.

     Section 8.2  Maintenance of Existence; Conduct of Business.  The Borrower
                  ---------------------------------------------
will, and will cause its Subsidiaries to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, Permits, franchises, qualifications, Intellectual Property Assets, intangible Property and rights that are necessary in the ordinary conduct of its business except to the extent that failure to so preserve and maintain such could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     Section 8.3  Maintenance of Properties and Permits.  The Borrower will, and
                  -------------------------------------
will cause its Subsidiaries to, maintain, keep and preserve all of its Properties and Permits (including, without limitation, rights-of-way) necessary in the proper conduct of its businesses except to the extent that failure to so maintain, keep and preserve could not reasonably be expected to have a Material Adverse Effect, and in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereof. Without limiting the generality of the foregoing, the Borrower will, at all times except as may result from any Collateral Asset Disposition permitted in accordance with Section 9.6, possess good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens permitted to attach to the Collateral in accordance with Section 9.1).

     Section 8.4  Taxes and Claims.  The Borrower will, and will cause its
                  ----------------
Subsidiaries to, pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

     Section 8.5  Insurance.   In addition to any insurance requirements as set
                  ---------
forth in the Loan Documents and in Section 8.14, the Borrower will, and will cause its Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability, property and casualty insurance and comprehensive general liability insurance. In addition, the Borrower will maintain with financial sound and reputable independent insurers, insurance with respect to all of the Collateral of such types and in such amounts and otherwise as is necessary to comply with prudent business practice. The Borrower will advise the Lender promptly of any material policy cancellation, reduction or amendment.

     Section 8.6  Inspection Rights.  The Borrower will permit representatives
                  -----------------
and agents of the Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records relating to its financial affairs, the Collateral and other matters relevant to the Loan Documents, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers.

     Section 8.7  Keeping Books and Records.  The Borrower will maintain
                  -------------------------
appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs.

     Section 8.8  Compliance with Laws. The Borrower will, and will cause each
                  --------------------
of its Subsidiaries to, comply with all applicable Governmental Requirements, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 8.9  Compliance with Agreements. The Borrower will, and will cause
                  --------------------------
each of its Subsidiaries to, comply with all agreements, documents and instruments binding on it or affecting its Properties or business, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 8.10  Further Assurances. The Borrower will, and will cause each of
                   ------------------
its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Lender in and to the Collateral and the required priority of such Liens. The parties hereto acknowledge that Article 9 of the Model Uniform Commercial Code has been substantially revised in many states (the "Revised Article 9") and that the Revised Article 9 will become law by July 1, 2001 in such states. In that event amendments to the Loan Documents and additional filings may be required to continue, create, protect and perfect the security interests intended to be created under the Loan Documents, without limiting the generality of any of Borrower's obligations in any Loan Document, Borrower (x) agrees to take all action and to execute, deliver and file all documents and instruments as may be necessary in connection therewith and (y) authorizes Lender to take all such action and to execute, deliver and file all such documents and instruments (including financing statement) on the Borrower's behalf to the fullest extent permitted by applicable law.

     Section 8.11  ERISA.  The Borrower will, and will cause each of its ERISA
                   -----
Affiliates to, comply with all minimum-funding requirements and all other material requirements of ERISA so as not to give rise to any liability thereunder.

     Section 8.12  Charter Amendments.  As soon as practicable following the
                   ------------------
date of this Agreement, the Borrower shall do the following:

     (a) Take all action in accordance with all federal and state securities laws, the DGCL and the Certificate of Incorporation and Bylaws of the Borrower, reasonably necessary to convene a special meeting (or obtain the written consent in lieu thereof) of the holders of the Existing Common Stock and the Existing Preferred Stock, any such special meeting to be held on the earliest practical date determined by the Borrower pursuant to its obligations under subsections
(b) and (c) below;

     (b) With respect to the Existing Preferred Stock, (i) prepare and distribute to all holders of shares of each series of Existing Preferred Stock all reasonably necessary documents for the purpose of soliciting and obtaining the approval in writing of holders of shares of each series of Existing Preferred Stock at least equal in number to the minimum number set forth for each such series in Section 3.4(a) of the Disclosure Schedule to effect the Charter Amendment, to the extent such approval is required by applicable law;
(ii) recommend to holders of shares of each series of Existing Preferred Stock the approval of such Charter Amendments; (iii) use its reasonable best efforts to solicit from holders of such minimum number of shares of each series of Existing Preferred Stock, and take all other action reasonably necessary or advisable to secure, the approval of such holders required to approve such Charter Amendments; and (iv) as of or prior to the time of consummation of the Recapitalization Transactions, file with the Secretary of State of the State of Delaware all documents, and take any other action, reasonably necessary to effect such Charter Amendments; and

     (c) With respect to the Existing Common Stock, (i) prepare and distribute to all holders of shares of Existing Common Stock all reasonably necessary documents for the purpose of soliciting and obtaining the approval in writing of holders of shares of Existing Common Stock at least equal in number to the minimum number set forth in Section 3.4(b) of the Disclosure Schedule to effect the Charter Amendments, all to the extent such approval is required by applicable law; (ii) recommend to holders of shares of Existing Common Stock the approval of such Charter Amendments; (iii) use its reasonable best efforts to solicit from holders of such minimum number of shares of Existing Common Stock, and take all other action reasonably necessary or advisable to secure, the approval of such holders required to approve such Charter Amendments; and (iv) as of or prior to the time of consummation of the Recapitalization Transactions, file with the Secretary of State of the State of Delaware all documents, and take any other action, reasonably necessary to effect such Charter Amendments.

     Section 8.13  Issuance of New Series C Preferred Stock.   The Borrower
                   ----------------------------------------
shall issue to BTHC or at the option of BTHC, one of its affiliates 903,608 shares of Series C Preferred Stock as of or promptly following the time of consummation of the Recapitalization Transactions.

     Section 8.14  Satellite Insurance.
                   -------------------

     (a) The Borrower shall use its reasonable best efforts to obtain (by paying the initial deposit therefor) the QuickBird 2 Prelaunch Insurance and the QuickBird 2 Launch Insurance as required by this Agreement. The Borrower shall pay, or shall cause to be paid, all premiums for the QuickBird 2 Prelaunch Insurance and QuickBird 2 Launch Insurance in accordance with the payment schedule under the terms of the respective insurance policies.

     (b) Promptly following or contemporaneously with the purchase of QuickBird 2 Launch Insurance pursuant to Section 8.14 (a), the Borrower shall (i) execute, and direct the Trustee, as collateral agent, to execute, (x) the Senior P&SA, substantially in the form attached to the Recapitalization Agreement as Exhibit H-1 and deliver, pledge and transfer to the Trustee, as collateral agent under the Senior P&SA for the Noteholders and Lender, on a pro rata basis, the QuickBird 2 Launch Insurance, (ii) execute, and cause the 13% Notes Trustee to execute, the Intercreditor Acknowledgment, and (iii) deliver to the Trustee, as collateral trustee under the Senior P&SA, (x) an opinion of Baker & McKenzie, dated as of the date of the Senior P&SA, substantially in the form of Exhibit I-1 to the Recapitalization Agreement and (y) an opinion of counsel reasonably satisfactory to the Trustee, as collateral trustee, dated as of the date of the Senior P&SA, substantially in the form of Exhibit I-2 to the Recapitalization Agreement.


                                   ARTICLE 9

                              Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Term Loan, it will perform and observe, or cause to be performed and observed, the following covenants hereunder:

     Section 9.1  Limitation on Liens.  he Borrower shall not incur or suffer to
                  -------------------
exist any Lien on or with respect to any of the Collateral other than the Permitted Liens, all of which Permitted Liens shall be junior, as to priority, to the Liens on or with respect to the Collateral securing the Obligations.

     Section 9.2  Mergers, Etc.  The Borrower will not (a) become a party to a
                  -------------
merger or consolidation unless (i) the Borrower shall be the entity surviving such merger or consolidation and (ii) no Default exists at the time of such consolidation or merger, or would result therefrom, or (b) wind-up, dissolve or liquidate itself.

     Section 9.3  Intercompany Transactions.  Except as may be expressly
                  -------------------------
permitted or required by the Loan Documents or the Indenture, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution to the Borrower or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits.

     Section 9.4  Security Interest Issues.  The Borrower will not:  (i) change
                  ------------------------
its chief place of business, chief executive office or any location where the Borrower maintains records concerning any Collateral from the location identified in Exhibit 7.31 hereto, or (ii) change its legal name in any manner whatsoever or use any other corporate or fictitious name, trade name or style, without, in each case, providing to the Lender UCC amendments or other documents sufficient to protect the Lender's first priority purchase money security interests in the Collateral under the Loan Documents.

     Section 9.5  Transactions with Affiliates.  The Borrower shall not, and
                  ----------------------------
shall not permit any of its Subsidiaries to, enter into any transaction (or series of related transactions) with an Affiliate of the Borrower unless such transaction (or series of related transactions) is on terms no less favorable to the Borrower or such Subsidiary (as applicable) than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and is in the best interests of the Borrower or such Subsidiary (as applicable); provided, however, that any such transactions between the Borrower or any of its Subsidiaries may be on terms which are more favorable to the Borrower and such transactions, other than transactions which involve the purchase of goods or services by the Borrower or its Subsidiaries, may be undertaken on any terms so long as (a) no Event of Default exists at the time of such transaction or could reasonably be expected to occur as a result thereof and (b)such transactions, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, this Section 9.5 shall not prohibit (a) any of the Recapitalization Transactions, or (b) any matters set forth in Section 3.25 of the Disclosure Schedule.

     Section 9.6  Limitation on Collateral Asset Dispositions.  The Borrower
                  -------------------------------------------
shall not make any Collateral Asset Disposition (other than proceeds consisting of earnings generated from the operation of any Collateral in the ordinary course of business and other than as contemplated by any Loan Document, the Indenture, the Intercreditor Acknowledgement and related documents, in accordance with the provisions that were in effect as of June 15, 2001, without giving effect to any subsequent amendment, modification or supplement thereof or thereto except as may be expressly approved by the Lender in writing) to any Person (including, without limitation, an Affiliate of the Borrower) without the prior written consent of the Lender.


     Section 9.7  Dividends and Distributions.  The Borrower shall not pay
                  ---------------------------
dividends or make any other distributions in respect of its Capital Stock that could reasonably be expected to impair its ability to pay the Obligations as they come due in the three-month period following such dividend or distribution.


                                  ARTICLE 10

                                    Default

     Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":
 ----------------

     (a) The Borrower shall fail to pay, repay or prepay any amount of principal or interest of any Loan owing to the Lender pursuant to this Agreement, or the Borrower shall fail to pay, within five Business Days after the due date thereof, any fee, expense or other amount or any other Obligation owing to the Lender pursuant to this Agreement or any other Loan Document.

     (b) Any representation or warranty made or deemed made by or on behalf of the Borrower in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

     (c) The Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in Article 8 or 9 of this Agreement or in any Loan Documents; or the Borrower shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within 30 days

(or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period) after notice thereof from the Lender.

     (d) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

     (e) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, subject to any applicable grace periods, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (v) file a petition seeking to take advantage of any other
 ---------------
law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable Governmental Requirement, (vii) dissolve, or (viii) take any corporate action for the purpose of effecting any of the foregoing.

     (f) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against the Borrower and shall continue unstayed and in effect for any period of 60 consecutive days.

     (g) A final judgment or judgments for the payment of money in excess of $1,000,000.00 in the aggregate shall be rendered by a court or courts against the Borrower on claims not covered by insurance and the same shall not be discharged, bonded or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     (h) The Borrower shall fail to pay when due any principal of or interest on any Debt of the Borrower (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $750,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

     (i) This Agreement or any other Loan Document shall cease to be in full force and effect otherwise than in accordance with their terms, or any Lien created by the Loan Documents in favor of the Lender shall for any reason cease to be or fail to be a valid, perfected Lien upon any of the Collateral purported to be covered thereby, with the level of priority required by the Loan Documents, otherwise than in accordance with the terms of the applicable Loan Document.

     (j) If, at any time, any payment or principal of or interest accrued or other amount of or with respect to any Subordinated Debt (whether by virtue of payment, redemption, purchase or otherwise) shall have been paid by the Borrower or any Subsidiary of the Borrower on or 30 days prior to the date upon which such Subordinated Debt is permitted to be paid in accordance with the Subordinated Debt Documents governing such Subordinated Debt.

     (k) The occurrence of any breach or default under the Project Contract, or the Project Contract shall be terminated or cease to be in full force and effect (other than due to the bankruptcy or material breach by the Vendor).

     (l) The occurrence of an "Event of Default" as such term is defined in the Indenture that results in or has the effect of the acceleration of the maturity of the 13% Notes or any part thereof.


     Section 10.2  Remedies.  If any Event of Default shall occur and be
                   --------
continuing, the Lender may do any one or more of the following:

     (a)  Acceleration.  Declare all outstanding principal of and accrued and
          ------------
unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

     (b)  Termination of Term Loans Commitment.  Terminate in whole or in part
          ------------------------------------
the Term Loans Commitment without notice to the Borrower;

     (c)  Judgment.  Reduce any claim to judgment;
          --------

     (d)  Foreclosure.  Foreclose or otherwise enforce any Lien granted to the
          -----------
Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

     (e)  Rights.  Exercise any and all rights and remedies afforded by the laws
          ------
of the State of Colorado (including, without limitation, all rights and remedies of a secured creditor under the UCC or any other jurisdiction, by any of the Loan Documents, by equity or otherwise; provided, however, that upon (i) the occurrence of an Event of Default under Section10.1(e) or Section 10.1(f), the Term Loans Commitment shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 10.3  Performance by the Lender, etc..  If the Borrower shall fail
                   -------------------------------
to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower or any other Person under this Agreement or any of the other Loan Documents.


                                  ARTICLE 11

                                 Miscellaneous

     Section 11.1  Expenses.  The Borrower hereby agrees, on demand, to pay or
                   --------
reimburse the Lender for paying: (a) all reasonable out-of-pocket costs and expenses accrued in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any and all waivers, amendments, modifications, renewals, extensions and supplements thereof and thereto requested by the Borrower, including, without limitation, the reasonable fees and expenses of legal counsel, (b) all out-of-pocket costs and expenses of the Lender in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for the Lender, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports.

     Section 11.2  Indemnification.  THE BORROWER HEREBY AGREES TO INDEMNIFY THE
                   ---------------
LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY FORECLOSURE RIGHT OR OTHER RIGHT OR REMEDY WHETHER OR NOT SUCH EXERCISE IS IN COMPLIANCE WITH LAWS AFFECTING OTHER PERSONS OR RESULTS IN DAMAGES PAYABLE TO OTHER PERSONS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS,
(C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN, (E) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF AN INTENTIONAL AND AFFIRMATIVE ACT BY THE PERSON TO BE INDEMNIFIED THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, OR (F) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS
SECTION 11.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 11.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND TERMINATION OF THE TERM LOANS COMMITMENT.

     Section 11.3  Limitation of Liability.  Neither the Lender nor any
                   -----------------------
Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith in relation to this Agreement or the other Loan Documents, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. Neither the Lender nor any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any Affiliate of the Borrower in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this

Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and agrees not to sue the Lender or any of its Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. For the avoidance of doubt, the foregoing shall not operate to release the Lender in its capacity as the Vendor from any of its obligations, liabilities, agreements, indemnities and duties under the Project Contract.

     Section 11.4  No Duty.  All attorneys, accountants, appraisers and other
                   -------
professional Persons and consultants retained by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any of its Affiliates or any other Person.

     Section 11.5  No Fiduciary Relationship.  The relationship between the
                   -------------------------
Borrower and the Lender under this Agreement is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower or any of its Affiliates by virtue of this Agreement, and no term or condition of this Agreement shall be construed so as to deem the relationship between the Borrower and the Lender, or such Affiliate and the Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement or the Loan Documents between the Borrower or any of its Affiliates and the Lender.

     Section 11.6  Equitable Relief.  The Borrower recognizes that, in the event
                   ----------------
it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 11.7  No Waiver; Cumulative Remedies.  No failure on the part of
                   ------------------------------
the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 11.8  Successors and Assigns.
                   ----------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except to the extent provided in Section 9.2, the Borrower may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Lender. The Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Term Loans Commitment and the Term Loans owing to it); provided, however, that (i) the Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, the Term Loans Commitment) shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents.

     (b) The Borrower and the Lender agree that the Lender may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and/or obligations under this Agreement and the other Loan Documents (including, without limitation, the Term Loans Commitment and/or Loans) (each an "Assignee"); provided, however, that (i) each such assignment may be of a
 --------
varying percentage of the Lender's rights and/or obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of the Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Term Loans Commitment and/or Loans being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of an amount equal to $750,000 calculated based upon the aggregate amount of the Term Loans Commitment and/or Loans assigned, (iii) the parties to each such assignment shall execute and record in the Register (as defined below), an Assignment and Acceptance and (iv) no assignment shall result in the Borrower having greater liabilities under the Loan Documents than would have been the case had no such assignment occurred. Upon such execution and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as the Lender may determine, (1) the Assignee thereunder shall automatically become a party hereto and references herein to the Lender, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment and Acceptance, also refer to such Assignee and such Assignee shall have the rights and obligations of the Lender hereunder and under the Loan Documents, and (2) the Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lender's rights and obligations under the Loan Documents, the Lender shall cease to be a party thereto, provided that the Lender's rights under Article 4, Section 11.1 and Section 11.2 accrued through the date of assignment shall continue). Notwithstanding anything to the contrary contained in this Section 11.8, the Lender will not assign any of the Term Loans Commitment or Loans in accordance with this Section 11.8(b) until the earliest to occur of (x) May 31, 2001, (y) the date upon which Term Loans aggregating at least $1,000,000.00 in principal amount have been advanced to the Borrower or
(z) the occurrence of an Event of Default. The Borrower will provide full and prompt assistance to the Lender as it may reasonably request from time to time in connection with the Lender's efforts to assign the Term Loans Commitment and/or Loans or sell any participation interest thereinwith each party bearing its own expense in connection with the matter. Such assistance shall include, without limitation, making senior officers of the Borrower available for meetings with prospective Assignees and participants and providing (in a timely manner) such assistance as may be reasonably requested by the Lender and/or its advisors, including, without limitation, providing information to and responding to inquiries from such prospective Assignees and participants with respect to the businesses, operations, business plan, financial condition and results of operations of the Borrower and its Subsidiaries.

     (c) By executing and delivering an Assignment and Acceptance, the Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrower or any of its Affiliates or the performance or observance by the Borrower or any of its Affiliates of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 7.7 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Lender to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Lender by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a lender hereunder, and without limiting the generality of the foregoing, acknowledges and agrees to be bound by Section 10.8(b)(iv).

     (d) The Lender shall maintain at the Principal Office a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Assignees and the principal amount of the Term Loans owing to the Lender (the "Register"). The entries in the Register shall be conclusive
                 --------
and binding for all purposes, absent manifest error, and the Borrower, and each Person whose name is recorded in the Register may be treated as a lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any lender at any reasonable time and from time to time upon reasonable prior notice. For purposes of Section 11.08(c) and this Section 11.08(d), the term "lender" means any assignee assuming any of the rights, privileges or obligations of the Lender hereunder.

     (e) Upon due execution of an Assignment and Acceptance, executed by the Lender and Assignee representing that it is an Eligible Assignee, and due delivery of such Assignment and Acceptance, the Lender shall record the information contained therein in the Register, and give prompt written notice thereof to the Borrower.

     (f) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrower or any of its Affiliates furnished to the Lender by or on behalf of the Borrower or any of its Affiliates; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 11.20.

     (g) The Lender may assign and pledge any Loan held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by the Borrower for the benefit of the Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

     Section 11.9  Survival.  All representations and warranties made or deemed
                   --------
made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Sections
11.1 and 11.2 shall survive repayment of the Term Loans and the Reimbursement Obligations and the other Obligations.

     Section 11.10  ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN
                    ----------------
DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 11.11  Amendments.  No amendment or waiver of any provision of this
                    ----------
Agreement or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Lender and the Borrower in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 11.12  Maximum Interest Rate.
                    ---------------------

     (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate for any Obligation (the "Contract Rate") shall exceed the Maximum Rate,
                              -------------
thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

     (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and Lender shall not charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 11.12(b) or

(ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, and the Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Lender, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

     Section 11.13  Notices.  All notices and other communications provided for
                    -------
in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified in Schedule 11.3 (or, with respect to a
                                                   ----
Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 11.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 11.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Section 11.14  GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
                    -----------------------------------------------------
PROCESS.  EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN
-------
DOCUMENTS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE DISTRICT OF COLORADO, AND (2) ANY COLORADO STATE COURT SITTING IN THE CITY AND COUNTY OF DENVER, COLORADO, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SCHEDULE 11.3 HERETO. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

     Section 11.15  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.16  Severability.  Any provision of this Agreement held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 11.17  Headings.  The headings, captions and arrangements used in
                    --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 11.18  Construction.  The Borrower and the Lender each acknowledge
                    ------------
that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 11.19  Independence of Covenants.  All covenants hereunder shall be
                    -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 11.20  [Intentionally Omitted]

     Section 11.21  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY
                    --------------------
APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BORROWER, THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

     Section 11.22   Approvals and Consent. Except as may be expressly provided
                     ---------------------
to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement of the other Loan Documents where the approval, consent or exercise of judgment of the Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Lender, respectively, and the Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Lender, and (b) no approval or consent of the Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

     Section 11.23  Agent for Services of Process. The Borrower irrevocably
                    -----------------------------
consents to the service of process by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to the Borrower at its address listed on the address for notices in Schedule __ hereof. The Borrower further agrees that the failure of the actual recipient of such service of process to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon.
Nothing in this Section 11.23 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its Property in the court of any jurisdiction.


Signature page follows
----------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

     BORROWER:

     EARTHWATCH INCORPORATED


     By:   /s/ Henry E. Dubois
        ----------------------------------------
     Name: Henry E. Dubois
     Title: Chief Financial Officer


     LENDER:

     BALL AEROSPACE & TECHNOLOGIES CORP.



     By:   /s/ Eugene P. Morgan
        ----------------------------------------
     Name: Eugene P. Morgan
     Title: SVP of Ball Aerospace & Technologies Corp.

                                                                  Schedule 11.3


                             Address for Notices:
                             -------------------


Borrower:

     EarthWatch Incorporated
     1900 Pike Road
     Longmont, Colorado 80501-6700

     Telecopy No.: (303) 682-3848
     Telephone No.: (303) 682-4927
     Attention: Shawn Thompson


Lender:

     Ball Aerospace & Technologies Corp.
     1600 Commerce Street
     Boulder, CO 80301

     Telecopy No.: (303) 939-6630
     Telephone No.: (303) 939-4774
     Attention: President

     with a copy of such notice to:

     Ball Aerospace & Technologies Corp.
     Ball Corporate Headquarters - Law Department
     10 Longs Peak Drive
     Broomfield, Colorado 80021-2510
     Telecopy No.: (303) 460-2691
     Telephone No.: (303) 462-2586
     Attention: General Counsel